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                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                       HUNTINGTON STATION, NEW YORK 11746



                                        Home Office
                                        Life Law & Regulation
                                        June 8, 1990


To:       Allstate Life Insurance Company of New York
          Huntington Station, New York 11746

From:     Robert S. Seiler, Senior Vice President,
          Secretary and General Counsel

Re:       Form N-4 Registration Statement Under
          the Investment Company Act of 1940


     I have examined the above-mentioned document and the laws that I consider necessary and appropriate. On the basis of such examination, it is my opinion that:

     1. The Allstate Life Insurance Company of New York is duly organized and validly existing under the laws of the State of New York and has been duly authorized to issue variable annuity contracts by the New York Department of Insurance;

     2. The Allstate Life of New York Variable Annuity Separate Account II is a duly authorized and separately existing account established pursuant to Section 4240 of the New York Insurance Code by Board Resolution dated May 21, 1990, and;

     3. The flexible premium variable annuity contracts when issued as contemplated by the Form N-4 Registration Statement will constitute legally and validly issued and binding obligations of Allstate Life Insurance Company of New York.



                                         /s/ Robert S. Seiler
                                        -----------------------------
                                        ROBERT S. SEILER, Senior Vice
                                        President, Secretary and
                                        General Counsel